As filed with the Securities and Exchange Commission on December 19, 2016

Registration No. 333-196829

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3D
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

GLOBAL NET LEASE, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)
__________________

405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
__________________

Scott J. Bowman
GLOBAL NET LEASE, INC.
405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
__________________

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison #3800 Chicago, Illinois 60602-4342 Tel: (312) 962-3567 Fax: (312) 962-3551

__________________

Approximate Date of Commencement of Proposed Sale to the Public: This Post-Effective Amendment No. 1 to Form S-3D Registration Statement (Registration No. 333-196829) is being filed to deregister all of the shares of common stock that were registered but unsold under the Registration Statement that remained unsold as of the termination of the offering.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3D, which was filed on June 17, 2014 (File No. 333-196829) (the “Registration Statement”) to register 25,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Global Net Lease, Inc. (formerly known as American Realty Capital Global Trust, Inc., the “Company”) in connection with its Amended and Restated Distribution Reinvestment Plan (the “DRIP” and, collectively, the “Securities”), is being filed to deregister all of the Securities not yet sold.

On December 9, 2016, the Company provided notice to its stockholders that, in accordance with the terms of the Company’s DRIP, which is inactive and was previously suspended in advance of the Company’s listing of its common stock on the New York Stock Exchange in June 2015, the Company’s board of directors approved the termination of the DRIP, effective on December 19, 2016. As previously disclosed, the final issuance of Securities pursuant to the DRIP occurred in May 2015. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all Securities that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-3D and has duly caused such amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, the State of New York, on December 19, 2016.

Global Net Lease, Inc.

By:	/s/ Scott J. Bowman Scott J. Bowman Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott J. Bowman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Post-Effective Amendment No. 1 to the Registration Statement for Global Net Lease, Inc. on Form S-3D and all pre- and post-effective amendments to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and his substitutes may lawfully do or cause to be done by virtue hereof.

NAME	CAPACITY	DATE

/s/ P. Sue Perrotty	Non-Executive Chair of the Board of Directors	December 19, 2016
P. Sue Perrotty

/s/ William M. Kahane	Director	December 19, 2016
William M. Kahane

/s/ Edward G. Rendell	Independent Director	December 19, 2016
Edward G. Rendell

/s/ Abby M. Wenzel	Independent Director	December 19, 2016
Abby M. Wenzel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-3D has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE

/s/ Scott J. Bowman	Chief Executive Officer and President	December 19, 2016
Scott J. Bowman	(Principal Executive Officer)

/s/ Timothy Salvemini	Chief Financial Officer, Treasurer and Secretary	December 19, 2016
Timothy Salvemini	(Principal Financial Officer and Principal Accounting Officer)

*	Non-Executive Chair of the Board of Directors	December 19, 2016
P. Sue Perrotty

*	Director	December 19, 2016
William M. Kahane

*	Independent Director	December 19, 2016
Edward G. Rendell

*	Independent Director	December 19, 2016
Abby M. Wenzel

*By:	/s/ Scott J. Bowman
Scott J. Bowman
Attorney-in-fact